    As filed with the Securities and Exchange Commission on February 6, 1998

                                                     Registration No. 33-_______
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ---------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                ---------------------------------------------

                         HALLWOOD REALTY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                        752313955
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                        Identification No.)

        3710 RAWLINS, SUITE 1500
             DALLAS, TEXAS                                        75219
(Address of principal executive offices)                        (Zip code)

                ---------------------------------------------

                             1995 UNIT OPTION PLAN
                                      FOR
                         HALLWOOD REALTY PARTNERS, L.P.
                            (Full title of the plan)

                ---------------------------------------------

                              WILLIAM L. GUZZETTI
                     PRESIDENT AND CHIEF OPERATING OFFICER
                         HALLWOOD REALTY PARTNERS, L.P.
                            3710 RAWLINS, SUITE 1500
                              DALLAS, TEXAS 75219
                    (Name and address of agent for service)

                                 (214) 528-5588
         (Telephone number, including area code, of agent for service)

                                 With a copy to
                              W. ALAN KAILER, ESQ.
                           JENKENS & GILCHRIST, P.C.
                          1445 ROSS AVENUE, SUITE 3200
                            DALLAS, TEXAS 75202-2799
                                 (214) 855-4500


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                   AMOUNT           PROPOSED MAXIMUM        PROPOSED MAXIMUM
           TITLE OF SECURITIES                      TO BE            OFFERING PRICE            AGGREGATE            AMOUNT OF
             TO BE REGISTERED                   REGISTERED(1)         PER SHARE(2)         OFFERING PRICE(2)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Limited Partner Units                          86,000 units             $11.875               $1,021,050            $301.21
====================================================================================================================================

(1) Consists of 86,000 units representing limited partner interests reserved for issuance to directors, employees and consultants of Hallwood Realty Partners, L.P. and its subsidiaries pursuant to the 1995 Unit Option Plan for Hallwood Realty Partners, L.P. and the Nonqualified Unit Option Agreement Granted Pursuant to the 1995 Unit Option Plan for Hallwood Realty Partners, L.P.
(2) Calculated pursuant to rule 457(h) based on the exercise price of the options specified in the Nonqualified Unit Option Agreement Granted Pursuant to the 1995 Unit Option Plan for Hallwood Realty Partners, L.P.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*.


-----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Hallwood Realty Partners, L.P. (the "Partnership") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (1) The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996.

         (3) The Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         (3) The description of units of the Partnership, (the "Units") set forth in the registration statement on Form 8-A filed with the Commission on October 3, 1990, as amended, on October 19, 1990, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Partnership has authority under Section 17-108 of Subtitle II to Title 6 of the Delaware Trade and Commerce Law (the "Delaware Code") to indemnify its directors and officers. The Restated and Amended Agreement of Limited Partnership (the "Partnership Agreement") provides that the Partnership shall indemnify its directors, officers, partners, employees and agents of the General Partner and its affiliates (each an "Indemnitee") to the full extent permitted by the Delaware Code or other provisions of the laws of Delaware. The Partnership Agreement provides indemnification against any losses or claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved arising by reason of (i) his management of the affairs of the Partnership, each of the Equitec Partnerships or the General Partner or (ii) his status as a General Partner, an affiliate thereof, or partner, director, officer, employee thereof or a person serving at the request of the Partnership, the General Partner or any affiliate thereof in an entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or the General Partner, its properties, businesses or affairs or (iii) any document filed with or submitted to the Commission or any state securities regulatory agency or otherwise disseminated in connection with the offer or sale, or proposed offer or sale of Units in connection with the exchange (the "Exchange") of Units for partnership interests in Equitec Financial Group, Inc., as described in the proxy statement and prospectus contained in the Partnership's Form S-4, filed with the Commission on June 28, 1990, as amended, on June 29, 1990, which Form S-4 is incorporated herein by reference. Indemnification under (ii) above includes, but is not limited to indemnification with respect to acts, practices or omissions occurring prior to, during or after consummation of the Exchange and any representations or warranties made in connection therewith. The Partnership Agreement prohibits indemnification with respect to any claim, issue or matter in which the Indemnitee is adjudged liable for actual fraud or willful or wanton misconduct, unless the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnification. The Partnership Agreement permits the Partnership to advance legal expenses to an Indemnitee, provided the Partnership receives an undertaking by the Indemnitee to repay such advances unless it is ultimately determined that the indemnified party is entitled to indemnification. The Partnership Agreement further permits the Partnership to purchase and maintain liability, indemnification and/or other similar insurance.

         The Partnership Agreement provides that the General Partner, its Affiliates and all officers, partners, directors, employees and agents of the General Partner and its affiliates shall not be liable to the Partnership, any limited partner, assignee or any other person who has acquired an interest in the Partnership for any losses sustained or liabilities incurred, including monetary damages, as a result of any act or omission, unless such act or omission constitutes (a) a breach of any duty of loyalty to the Partnership,
(b) an act or omission in bad faith which involves intentional misconduct or a knowing violation of law, or (c) a transaction from which an improper personal benefit is derived.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration Statement.

         Exhibit          Description
         -------          -----------
         4.1*             1995 Unit Option Plan For Hallwood Realty Partners, L.P.

         4.2*             1995 Unit Option Loan Program

         4.3**            Nonqualified Unit Option Agreement Granted Pursuant to the 1995 Unit Option Plan for Hallwood
                          Realty Partners, L.P.

         4.4***           Certificate of Limited Partnership of Hallwood Realty Partners, L.P.

         4.5***           Amended and Restated Agreement of Limited Partnership of Hallwood Realty Partners, L.P.

         5.1**            Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1**           Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1)

         23.2**           Consent of Deloitte & Touche LLP

         24.1**           Power of Attorney (included on signature page)


         -----------------
         * Filed as an exhibit to registrant's Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 6, 1995, and incorporated herein by reference.

         ** Filed herewith. The form of Nonqualified Unit Option Agreement Granted Pursuant to the 1995 Unit Option Plan for Hallwood Realty Partners, L.P. will be executed by each optionee.

         *** Filed as an exhibit to registrant's Form S-4 (No. 33-35621), filed with the Commission on June 28, 1990, as an amended, on June 29, 1990, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         A.      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as an indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as an expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as an expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on January 30, 1998:


                               HALLWOOD REALTY CORPORATION


                               By:  /s/   William L. Guzzetti
                                    -------------------------------------------
                                    William L. Guzzetti, President and Chief
                                    Operating Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William L. Guzzetti and Anthony
J. Gumbiner, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as an fully to all intents and purposes as an he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

SIGNATURE                                 CAPACITY                                     DATE
---------                                 --------                                     ----

/s/ Anthony J. Gumbiner                   Chairman of the Board and Director           January 30, 1998
-----------------------------------       of Hallwood Realty Corporation
Anthony J. Gumbiner                       (Chief Executive Officer)


/s/ William L. Guzzetti                   President and Director                       January 30, 1998
-----------------------------------       Hallwood Realty Corporation
William L. Guzzetti                       (Chief Operating Officer)

/s/ John G. Tuthill                       Executive Vice President and Secretary       January 30, 1998
-----------------------------------       Hallwood Realty Corporation
John G. Tuthill


/s/   Jeffrey D. Gent                     Vice President - Finance                     January 30, 1998
-----------------------------------       Hallwood Realty Corporation
Jeffrey D. Gent                           (Chief Accounting Officer)


                                          Director                                     _________, 1998
-----------------------------------       Hallwood Realty Corporation
Alan G. Crisp


/s/   William F. Forsyth                  Director                                     January 30, 1998
-----------------------------------       Hallwood Realty Corporation
William F. Forsyth


/s/    Edward T. Story                    Director                                     January 30, 1998
-----------------------------------       Hallwood Realty Corporation
Edward T. Story


/s/   Brian M. Troup                      Director                                     January 30, 1998
-----------------------------------       Hallwood Realty Corporation
Brian M. Troup


/s/     Udo H. Walther                    Director                                     January 30, 1998
-----------------------------------       Hallwood Realty Corporation
Udo H. Walther

                               INDEX TO EXHIBITS



                                                                                                    Sequential
                                                                                                     Numbering
 Exhibit         Description                                                                         Page No.
 -------         -----------                                                                        ----------

   4.1*          1995 Unit Option Plan For Hallwood Realty Partners, L.P.

   4.2*          1995 Unit Option Loan Program

   4.3**         Nonqualified Unit Option Agreement Granted Pursuant to the 1995 Unit Option Plan for
                 Hallwood Realty Partners, L.P.

   4.4***        Certificate of Limited Partnership of Hallwood Realty Partners, L.P.

   4.5***        Amended and Restated Agreement of Limited Partnership of Hallwood Realty Partners, L.P.

   5.1**         Opinion of Jenkens & Gilchrist, a Professional Corporation

  23.1**         Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1)

  23.2**         Consent of Deloitte & Touche LLP

  24.1**         Power of Attorney (included on signature page)

    ----------------------------------------------------------------------------

         * Filed as an as an exhibit to registrant's Form 10-K (No. 001-10643) for the fiscal year ended December 31, 1994, filed with the Commission on March 6, 1995, and incorporated herein by reference.

         ** Filed herewith. The form of Nonqualified Unit Option Agreement Granted Pursuant to the 1995 Unit Option Plan for Hallwood Realty Partners, L.P. will be executed by each optionee granted an option under the Unit Option Plan.

         *** Filed as an exhibit to registrant's Form S-4 (No. 33-35621), filed with the Commission on June 28, 1990, as amended, on June 29, 1990, and incorporated herein by reference.